Micromet Reports Third Quarter 2011 Financial Results
- Company to host conference call today at 8:30 AM ET to review financial results and recent pipeline progress -

Rockville, MD, November 8, 2011 -- Micromet, Inc. (Nasdaq: MITI), a biopharmaceutical company focused on the development and commercialization of next-generation antibodies for the treatment of cancer, today announced its financial results for the third quarter and nine months ended September 30, 2011.

“Over the past few months, we defined a path to U.S. registration for our lead product candidate blinatumomab and expedited the start of a clinical trial with the potential to support accelerated approval,” said Christian Itin, Ph.D., President and Chief Executive Officer.  “We look forward to reporting at the American Society of Hematology Annual Meeting new blinatumomab data that will provide further evidence of clinical efficacy in patient populations with a very poor prognosis.”

Recent Events:
•
In November, the Company announced that data on blinatumomab will be reported at the 53rd Annual American Society of Hematology Annual Meeting, to be held December 10 – 13 in San Diego, California.  Updated results from the Company’s Phase 2 clinical trial of blinatumomab in adult patients with relapsed/refractory (r/r) acute lymphoblastic leukemia (ALL) will be presented as an oral presentation on Monday, December 12.

•
In October, the Company outlined a clinical development plan intended to support U.S. registration of blinatumomab in patients with B-precursor r/r ALL. The plan incorporates advice received from the U.S. Food and Drug Administration (FDA) within the context of a Type C meeting.

•
In October, the Company announced that it had received clearance from the FDA to conduct a Phase 1/2 clinical trial of blinatumomab in pediatric and adolescent patients with r/r ALL.  This will be an open label two-part study, conducted in collaboration with the Children’s Oncology Group and the International BFM study group.

•
In July, the Company entered into a collaboration agreement with Amgen for the research of BiTE antibodies against three solid tumor targets.  Amgen has the right to pursue development and commercialization of BiTE antibodies against up to two of these targets, to be selected by Amgen. Per the terms of the agreement, in July Amgen paid an upfront fee of €10 million, of which €4 million was an advance payment for research and development expenses.  Micromet is eligible to receive up to €342 million in clinical and commercial milestone payments and up to double-digit royalties on worldwide net sales. If Amgen choses a second BiTE program, Micromet will be eligible to receive an additional cash payment upon initiation of the program, as well as milestones, royalties and development funding comparable to the first program.

Financial Results for the Three and Nine Months Ended September 30, 2011

Three Months Ended September 30, 2011
For the three months ended September 30, 2011, Micromet recognized total revenues of $4.5 million, compared to $6.7 million for the same period in 2010. Total operating expenses were $25.2 million for the three months ended September 30, 2011, compared to $16.1 million for the same period in 2010.

Loss from operations for the three months ended September 30, 2011 was $20.7 million, compared to a loss from operations of $9.5 million for the same period in 2010.

For the three months ended September 30, 2011, Micromet reported a net loss of $15.8 million, or a loss of $0.17 per basic and diluted common share, compared to a net loss of $11.3 million, or a loss of $0.14 per basic and diluted common share, for the same period in 2010.

Nine Months Ended September 30, 2011
For the nine months ended September 30, 2011, Micromet recognized total revenues of $17.2 million, compared to $19.5 million for the same period in 2010. Total operating expenses were $77.7 million for the nine months ended September 30, 2011, compared to $50.9 million for the same period in 2010.

Loss from operations for the nine months ended September 30, 2011 was $60.5 million, compared to a loss from operations of $31.4 million for the same period in 2010.

For the nine months ended September 30, 2011, Micromet reported a net loss of $41.3 million, or a loss of $0.45 per basic and diluted common share, compared to a net loss of $33.6 million, or $0.43 per basic and diluted common share, for the same period in 2010.

Micromet's cash, cash equivalents and investments were $183.1 million as of September 30, 2011.

Webcast and Conference Call
Micromet management will host a conference call today at 8:30 AM ET to review the Company's third quarter 2011 results and recent corporate progress. To participate in the conference call, please dial 866-788-0540 (domestic) or 857-350-1678 (international) and reference the access code 68459017. The presentation will be available via webcast in the Investors and Media section of the Micromet website at www.micromet.com.

A replay of the call will be available from 11:30 AM ET on November 8, 2011 until midnight ET on November 15, 2011. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international) and reference the access code 24160187. The archived webcast will be available for 30 days at www.micromet.com.

About Micromet, Inc.
Micromet is a biopharmaceutical company focused on the discovery, development and commercialization of innovative antibody-based therapies for the treatment of cancer. The Company is advancing a robust pipeline of novel therapeutics based on its proprietary BiTE® technology. The Company's lead product candidate blinatumomab (MT103) is currently the subject of a European pivotal trial in patients with minimal residual disease positive acute lymphoblastic leukemia. Micromet has collaborations with a number of leading pharmaceutical and biotechnology companies, including Amgen, Bayer HealthCare Pharmaceuticals, Boehringer Ingelheim, MedImmune, Nycomed and Sanofi.

Safe Harbor Statement
This release contains certain forward-looking statements that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding the development and commercialization of blinatumomab and other BiTE antibodies, including the conduct and timing of ongoing and future clinical trials involving these product candidates, the potential future payments under our collaboration with Amgen, as well as plans regarding our announcements and publication of clinical data. You are urged to consider statements that include the words “continues,” "will," "believes," "potential," "plans," "intends," or the negative of those words or other similar words to be uncertain and forward-looking. Factors that may cause actual results to differ materially from any future results expressed or implied by any forward-looking statements include the risk that blinatumomab or our other product candidates do not demonstrate safety and/or efficacy in future clinical trials, delays in development and testing, including the risk that we will not obtain approval to market blinatumomab or our other BiTE antibodies, and the risks associated with reliance on collaboration partners, including Amgen, and outside financing to meet capital requirements. These factors and others are more fully discussed in Micromet's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2010, and Micromet's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the SEC on August 5, 2011 as well as other filings by the Company with the SEC.

Contact:
Jennifer Neiman
Director, Corporate Communications
Micromet, Inc.
240-235-0246
jennifer.neiman@micromet.com

Micromet, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except par value)

	Sept. 30, 2011	Dec. 31, 2010
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$108,343	$97,509
Short-term investments	74,717	123,458
Accounts receivable	1,017	1,047
Prepaid expenses and other current assets	3,586	3,850
Total current assets	187,663	225,864
Property and equipment, net	7,267	5,577
Goodwill	6,462	6,462
Patents, net	76	300
Long-term investments	—	1,705
Restricted cash	1,072	2,396
Total assets	$202,540	$242,304

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,744	$5,150
Accrued expenses	12,517	11,314
Common stock warrants liability	9,665	23,858
Current portion of deferred revenue	8,896	5,695
Total current liabilities	34,822	46,017
Deferred revenue, net of current portion	26,659	20,538
Other non-current liabilities	1,158	1,160
Stockholders’ equity:
Preferred stock, $0.00004 par value; 10,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.00004 par value; 150,000 shares authorized; 92,046 shares issued and outstanding at September 30, 2011 and 91,160 shares issued and outstanding at December 31, 2010	4	4
Additional paid-in capital	480,853	470,368
Accumulated other comprehensive income	4,646	8,569
Accumulated deficit	(345,602)	(304,352)
Total stockholders´ equity	139,901	174,589
Total liabilities and stockholders’ equity	$202,540	$242,304

Micromet, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Collaboration agreements	$4,457	$6,464	$16,631	$19,027
License fees and other	88	194	523	490
Total revenues	4,545	6,658	17,154	19,517
Operating expenses
Research and development	19,512	11,468	57,732	35,684
General and administrative	5,719	4,650	19,923	15,258
Total operating expenses	25,231	16,118	77,655	50,942
Loss from operations	(20,686)	(9,460)	(60,501)	(31,425)
Other income (expense)
Interest expense	(17)	(230)	(59)	(378)
Interest income	202	303	577	533
Change in fair value of warrants	3,907	(753)	14,001	1,518
Other income (expense)	824	(1,114)	4,732	(3,868)
Net loss	$(15,770)	$(11,254)	$(41,250)	$(33,620)
Basic and diluted net loss per common share	$(0.17)	$(0.14)	$(0.45)	$(0.43)
Weighted average shares used to compute basic and diluted net loss per share	92,027	80,992	91,599	77,652